                                                                      EXHIBIT 21

                               BERNARD CHAUS, INC.
                              LIST OF SUBSIDIARIES

NAME OF COMPANY                                 STATE OF INCORPORATION/FORMATION
---------------------------------------------   --------------------------------
Bernard Chaus International (Hong Kong), Inc.   Delaware
Bernard Chaus International (Korea), Inc.       Delaware
Bernard Chaus International (Taiwan), Inc.      Delaware
Chaus Retail, Inc.                              New Jersey
S.L. Danielle Acquisition, LLC.                 New York
Cynthia Steffe Acquisition, LLC.                New York